Exhibit 99.1

FOURTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Fourth Amendment”) is executed as of the 9th day of May, 2017 (the “Fourth Amendment Effective Date”), by and among Vitamin Shoppe Industries Inc., a New York corporation (“Vitamin Shoppe”), Vitamin Shoppe Mariner, Inc., a Delaware corporation (“VS Mariner”), Vitamin Shoppe Global, Inc., a Delaware corporation (“VS Global”), VS Hercules LLC, a Delaware limited liability company (“VS Hercules”), FDC Vitamins, LLC, a Delaware limited liability company (“FDC Vitamins”), Betancourt Sports Nutrition, LLC, a Florida limited liability company (“BSN”), Vitamin Shoppe Procurement Services, Inc., a Delaware corporation (“VSPS”, and collectively with Vitamin Shoppe, VS Mariner, VS Global, VS Hercules, FDC Vitamins and BSN, the “Borrowers”, and each individually, a “Borrower”), each Guarantor party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as agent for the Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Vitamin Shoppe, Inc., a Delaware corporation and successor by name change to VS Holdings, Inc., as a Guarantor, the Lenders and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of January 20, 2011 (as amended prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement), pursuant to which the Lenders provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers, the Lenders party hereto and Agent desire to amend the Credit Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

Section 1. Amendments to the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, but subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 1.

1.1 Amended Definitions. The definitions of certain terms defined in Section 1 of the Credit Agreement shall be amended as set forth below:

(a) Adjusted Eurodollar Rate. The definition of “Adjusted Eurodollar Rate” shall be amended by adding a new sentence at the end of such definition to read in full as follows:

If at any time the Adjusted Eurodollar Rate is less than zero, the Adjusted Eurodollar Rate shall be deemed to be zero for purposes of this Agreement.

(b) Aggregate Revolving Commitment Amounts. The last sentence of the definition of “Aggregate Revolving Commitment Amounts” shall be amended and restated in its entirety to read in full as follows:

As of the Fourth Amendment Effective Date, the Aggregate Revolving Commitment Amounts are $90,000,000.

(c) Alternate Base Rate. The definition of “Alternate Base Rate” shall be amended by adding a new sentence at the end of such definition to read in full as follows:

If at any time the Alternate Base Rate is less than zero, the Alternate Base Rate shall be deemed to be zero for purposes of this Agreement.

(d) Applicable Margin. The definition of “Applicable Margin” shall be amended and restated in its entirety to read in full as follows:

“Applicable Margin” means, for any day, with respect to any Revolving Loan, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” or “Revolver Eurodollar Spread”, as the case may be, based upon the Borrowers’ Average Excess Collateral Availability for the prior fiscal quarter as of the most recent determination date, provided that until the delivery to Agent, pursuant to Section 7.1(a)(i), of the Borrowers’ Borrowing Base Certificate for the first fiscal quarter ended June 30, 2017, the “Applicable Margin” shall be the applicable rate per annum set forth below in Category 1:

Average Excess Collateral Availability	Revolver ABR Spread	Revolver Eurodollar Spread

Category 1: Average Excess Collateral Availability greater than or equal to 66% of the Borrowing Cap	0.00%	1.00%

Category 2: Average Excess Collateral Availability less than 66% but greater than or equal to 33% of the Borrowing Cap	0.125%	1.125%

Category 3: Average Excess Collateral Availability less than 33% of the Borrowing Cap	0.25%	1.25%

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Average Excess Collateral Availability for the prior fiscal quarter upon Agent’s receipt of the Borrowers’ Borrowing Base Certificate delivered pursuant to Section 7.1(a)(i) and (b) each change in the Applicable Margin resulting from a change in the Borrowers’ Average Excess Collateral Availability for the prior fiscal quarter shall be effective during the period commencing on and including the date of delivery to Agent of such Borrowing Base Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Borrowers’ Average Excess Collateral Availability shall be deemed to be in Category 3 at the option of Agent or at the request of the Required Lenders if the Borrowers fail to deliver the Borrowing Base Certificate required to be delivered by them pursuant to Section 7.1(a)(i), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

(e) Borrowers. The definition of “Borrowers” shall be amended and restated in its entirety to read in full as follows:

“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Vitamin Shoppe; (b) VS Mariner, (c) VS Global, (d) VS Hercules LLC, a Delaware limited liability company, (e) FDC Vitamins, LLC, a Delaware limited liability company, (f) Betancourt Sports Nutrition, LLC, a Florida limited liability company, (g) Vitamin Shoppe Procurement Services, Inc., a Delaware corporation, and (h) any other Person that at any time after the Fourth Amendment Effective Date becomes a Borrower pursuant to the terms hereof, including, without limitation, Section 9.23 hereof; each sometimes being referred to herein individually as a “Borrower”.

(f) Consolidated Net Income. The definition of “Consolidated Net Income” shall be amended by inserting a new paragraph at the end of such section to read in full as follows:

In addition, to the extent included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) the amount of business interruption insurance proceeds received and, to the extent covered by insurance and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

(g) EBITDA. The definition of “EBITDA” shall be amended and restated in its entirety to read in full as follows:

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Interest Expense of such Person for such period (including (x) net losses or any obligations under any Hedge Agreement, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in computing Consolidated Net Income); plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement and any other credit facilities and (B) any amendment or other modification of this Agreement and any other credit facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charge or reserve, integration cost, severance expense or other business optimization expense or cost or any other unusual, non-recurring or extraordinary expense, loss or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including, any one-time costs incurred in connection with acquisitions or divestitures after the Fourth Amendment Effective Date, costs related to the closure and/or consolidation of facilities and to existing lines of business, costs related to new product introductions or one-time compensation charges; provided that the aggregate amount of add backs made pursuant to this clause (a)(v) and clause (a)(vii) below shall not exceed an amount equal to 15% of EBITDA for such period (and such determination shall be made after the making of, and after giving effect to, any adjustments pursuant to this clause (a)(v)); plus

(vi) any other non-cash charges, write-downs, write-offs, expenses, losses or items reducing Consolidated Net Income for such period including deferred financing costs and other charges written off in connection with any early extinguishment of Indebtedness, any impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period), or other items classified by the Borrowers as non-recurring items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrowers in good faith to result from actions taken prior to or during or expected to be taken following such period (which cost savings, operating expense reductions or synergies shall be subject only to certification by an authorized officer of the Borrowers and shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (1) an authorized officer of the Borrowers shall have certified to the Agent that (x) such cost savings, operating expense reductions or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within twelve (12) months from the date of such transaction and (2) the aggregate amount of add backs made pursuant to clause (a)(v) above and this clause (a)(vii) shall not exceed an amount equal to 15% of EBITDA for such period (and such determination shall be made after the making of, and after giving effect to, any adjustments pursuant to this clause (a)(vii)); plus

(viii) any costs or expense incurred by the Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Parent or any of its Subsidiaries or net cash proceeds of an issuance of Capital Stock (other than disqualified equity interests) of the Parent or any of its Subsidiaries; plus

(ix) earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(x) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 of the Financial Accounting Standards Board (“FASB”); plus

(xi) non-cash realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrowers and their Subsidiaries;

(b) decreased (without duplication) by the following:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrowers and their Subsidiaries; plus

(iii) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of FASB Accounting Standards Codification Topic 810-10-45;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (without duplication) by any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations.

In determining EBITDA for any period, on a pro forma basis without duplication, (A) the consolidated EBITDA of any Person acquired by Parent and or any of its Subsidiaries, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by the Parent or any of its Subsidiaries during such period (but not the EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or any of its Subsidiaries during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) shall be included, and (B) the EBITDA of any Person or business unit, line of business or division of any Person sold, transferred, or otherwise disposed of or closed or classified as discontinued operations by the Parent or any of its Subsidiaries to any Person (other than the Parent or any of its

Subsidiaries) during such period (each such Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent or any of its Subsidiaries during such period a “Disposed Entity or Business”), based on the actual EBITDA of such Disposed Entity or Business for such period (including the portion thereof occurring prior to such disposition) shall be excluded.

(h) Eligible Accounts. Clause (t) of the definition of “Eligible Accounts” shall be amended and restated in its entirety to read in full as follows:

(t) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(i) Eligible Inventory. The definition of “Eligible Inventory” shall be amended as follows:

(i) Removing the reference to the word “and” immediately before clause (o) of such definition;

(ii) Replacing the “.” at the end of clause (o) with “; and”; and

(iii) Adding a new clause (p) of such definition to read in full as follows:

(p) Inventory which has been acquired from a Sanctioned Person.

(j) Eligible Transferee. Clauses (c) and (d) of the definition of “Eligible Transferee” shall be amended and restated in their entirety to read in full as follows:

(c) any Person that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case is approved by Agent and, unless an Event of Default under Section 10.1(a), Section 10.1(g) or Section 10.1 (h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower (such approval not to be unreasonably withheld, conditioned or delayed by Administrative Borrower, provided, that, (i) Administrative Borrower’s failure to consent to an assignment to a “distressed debt” purchaser, a “vulture” fund or other similar assignee or buyer shall not be deemed unreasonable and (ii) no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of any Lender); and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent (such approval not to be unreasonably withheld, conditioned or delayed) and, unless an Event of Default under Section 10.1(a), Section 10.1 (g) or Section 10.1 (h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee; (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except, in each case, as Agent may otherwise specifically agree; and (iii) a competitor of Borrowers shall not be deemed an “Eligible Transferee” under any circumstances except after the occurrence of either (A) an Event of Default for non-payment of any principal amount of Obligations owing hereunder or (B) the occurrence of an Event of Default with respect to any Borrower or Guarantor set forth in Section 10.1(g) or Section 10.1(h) hereof.

(k) Excess Availability. The definition of “Excess Availability” shall be amended and restated in its entirety to read in full as follows:

“Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base (without giving effect to any Reserves to reflect outstanding Letters of Credit as provided in Section 2.3(b)) and (ii) the Revolving Commitments, minus (b) the sum of the aggregate outstanding sum of all Revolving Loans plus all Letter of Credit Obligations, minus (c) any Availability hereunder used for purposes of calculating Liquidity of the Parent and the Borrowers at such time.

(l) Fee Letter. The definition of “Fee Letter” shall be amended and restated in its entirety to read in full as follows:

“Fee Letter” shall mean the letter agreement, dated as of the Fourth Amendment Effective Date, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(m) Financing Agreements. The definition of Financing Agreements shall be amended and restated in its entirety to read in full as follows:

“Financing Agreements” shall mean, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and all notes, guarantees, security agreements, the Pledge Agreements, the Guarantees, the Deposit Account Control Agreements, the Investment Property Control Agreements, intercreditor agreements, the Fee Letter and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement.

(n) Fixed Charges. The definition of “Fixed Charges” shall be amended and restated in its entirety to read in full as follows:

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication, (a) all cash Interest Expense paid during such period (net of interest income of such Person during such period and excluding, to the extent taken into account in the calculation of Interest Expense, upfront fees, costs and expenses in respect of this Agreement and any other issuance of Indebtedness permitted hereunder and the transactions contemplated hereby and thereby), plus (b) all prepayments (other than (i) prepayments and refinancings with respect to the Permitted Subordinated Indebtedness and the Convertible Notes, in each case to the extent permitted hereunder, (ii) prepayments made with the proceeds of refinancings of such Indebtedness prepaid to the extent permitted hereunder, (iii) prepayments made with, and within one-hundred eighty (180) days of receipt of, the net proceeds of new equity capital contributed after the date of this Agreement, and (iv) prepayments of Indebtedness permitted under Section 9.9(b) required in connection with any disposition or casualty of assets financed and securing such Indebtedness, which prepayments shall be in an amount not to exceed the net proceeds received as a result of such disposition or casualty event) and regularly scheduled principal repayments in respect of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases paid during such period in cash (excluding the interest component with respect to Indebtedness under Capital Leases), plus (c) all income taxes paid during such period in cash (net of refunds or tax credits to such Person in respect of income taxes, and excluding income tax on extraordinary or non-recurring gains or gains from asset sales outside of the ordinary course of business) plus (d) dividends or distributions paid in cash (other than dividends or distributions paid with the proceeds of the Convertible Notes permitted hereunder), all as determined for any Person on a consolidated basis and in accordance with GAAP.

(o) Interest Rate. The definition of “Interest Rate” shall be amended and restated in its entirety to read in full as follows:

“Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to ABR Loans, a rate equal to the then Applicable Margin for ABR Loans on a per annum basis plus the Alternate Base Rate, and

(ii) as to Eurodollar Rate Loans, a rate equal to the then Applicable Margin for Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate.

(b) Notwithstanding anything to the contrary contained herein, (i) Agent may, at its option, and Agent shall, at the direction of the Required Lenders, increase the Applicable Margin otherwise used to calculate the Interest Rate for ABR Loans and Eurodollar Rate Loans by two (2%) percent per annum for the period from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (ii) during the occurrence and continuance of an Event of Default described in Section 10.1(a), Section 10.1(g) or Section 10.1(h), the Applicable Margin otherwise used to calculate the Interest Rate for ABR Loans, Eurodollar Rate Loans and any other amount outstanding hereunder shall automatically increase by two (2%) percent per annum, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Guarantor for the period from and after the date of the occurrence of such Event of Default and for so long as such Event of Default is continuing.

(p) London Interbank Offered Rate. The definition of “London Interbank Offered Rate” shall be amended by adding a new sentence at the end of such definition to read in full as follows:

If at any time the London Interbank Offered Rate is less than zero, the London Interbank Offered Rate shall be deemed to be zero for purposes of this Agreement.

(q) Maturity Date. The definition of “Maturity Date” shall be amended and restated in its entirety to read in full as follows:

“Maturity Date” shall mean the earliest of (a) May 9, 2022, (b) any day during the Convertible Note Trigger Period, unless the aggregate amount of the Convertible Notes in existence as of the Fourth Amendment Effective Date that remain outstanding at such time is (i) less than $20,000,000; provided the Agent may implement a Reserve in its Permitted Discretion with respect to the amount of such Convertible Notes then outstanding or (ii) equal to or greater than $20,000,000 so long as the Parent and the Borrowers maintain Liquidity in an amount no less than the Specified Amount at all times such Convertible Notes remain outstanding, or (c) any date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(r) Maximum Credit. The definition of “Maximum Credit” shall be amended and restated in its entirety to read in full as follows:

“Maximum Credit” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Maximum Credit”, as the same may be adjusted as provided in Section 2.4 and as provided in the definition of Reserves. The aggregate Maximum Credit as of the Fourth Amendment Effective Date is $150,000,000.

(s) Revolving Commitment. The definition of Revolving Commitment shall be amended and restated in its entirety to read in full as follows:

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.4 and (b) assignments by or to such Revolving Lender pursuant to Section 13.7. Each Revolving Lender’s Revolving Commitment as of the Fourth Amendment Effective Date is the amount set forth opposite such Revolving Lender’s name on Schedule 1 under the caption “Revolving Commitment”.

(t) Specified Transaction. The definition of “Specified Transaction” shall be amended and restated in its entirety to read in full as follows:

“Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Capital Stock of any Subsidiary of the Parent or of any business unit, line of business or division of the Parent or any of its Subsidiaries for which historical financial statements are available, (b) Permitted Acquisitions, (c) Investment that results in a Person becoming a Borrower or Subsidiary, (d) the proposed incurrence of Permitted Subordinated Indebtedness or (e) the making of an Investment, dividend or distribution or repurchase of Capital Stock in respect of which compliance with the Required Conditions or any other financial ratio is by the terms of this Agreement is required to be calculated on a pro forma basis.

(u) VS Direct. The definition of “VS Direct” shall be amended by adding a new sentence at the end of such definition to read in full as follows:

As of the Fourth Amendment Effective Date, VS Direct has been dissolved and is no longer a Borrower.

1.2 Deleted Definition. Section 1 of the Credit Agreement shall be amended to the delete the definition of “Major Material Adverse Change” in its entirety.

1.3 New Definitions. Section 1 of the Credit Agreement shall be amended to include the following defined terms in appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers, the Guarantors or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base (without giving effect to any Reserves to reflect outstanding Letters of Credit as provided in Section 2.3(b)) and (ii) the Revolving Commitments, minus (b) the sum of the aggregate outstanding sum of all Revolving Loans plus all Letter of Credit Obligations.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Convertible Note Trigger Period” shall mean the period from and including September 2, 2020 until the date on which the Convertible Notes in existence as of the Fourth Amendment Effective Date have been refinanced with (a) Indebtedness with a final maturity date that is no earlier than ninety (90) days after the date in clause (a) of the definition of “Maturity Date” or (b) Permitted Subordinated Indebtedness.

“Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 9, 2017, by and among the Borrowers, the Guarantors, the Lenders party thereto and Agent.

“Fourth Amendment Effective Date” shall mean May 9, 2017, the date on which the Fourth Amendment is effective.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of cash of the Parent and the Borrowers contained in any deposit account with the Agent for which such Person has delivered to the Agent an account control agreement or other documentation required by the Agent, each in form and substance reasonably satisfactory to the Agent, pursuant to which the Agent has (i) been granted a first priority lien on and security interest in such account and all cash held from time to time therein and (ii) sole control over the amounts held from time to time therein and (b) any Availability hereunder.

“pro forma basis” means, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable measurement period with respect to such covenant or condition: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in the Parent or any of its Subsidiaries or any division or product line of the Parent or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Parent or any of its Subsidiaries in connection with such Specified Transaction, and assuming all Indebtedness so incurred or assumed to be outstanding shall be deemed to have borne interest (i) in the case of fixed rate Indebtedness, at the rate applicable thereto or (ii) in the case of floating rate Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Fourth Amendment Effective Date, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) any other relevant sanctions authority.

“Specified Amount” means the amount of the Convertible Notes in existence as of the Fourth Amendment Effective Date outstanding at such time so long as Excess Availability exceeds the greater of (a) twenty percent (20%) of the Borrowing Cap and (y) $15,000,000.

1.4 Amendment to Section 2.3(a) of the Credit Agreement. Paragraph (a) of Section 2.3 of the Credit Agreement shall be amended by adding a sentence at the end of such paragraph to read in full as follows:

Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

1.5 Amendment to Section 6.7 of the Credit Agreement. Section 6.7 of the Credit Agreement shall be amended as follows:

(a) Inserting a reference to “(a)” immediately before the paragraph set forth in such section; and

(b) Adding a new paragraph (b) at the end of such section to read in full as follows:

(b) No Borrower will request any Loan or Letter of Credit, and no Borrower or Guarantor shall use, and each Borrower and

Guarantor shall procure that its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

1.6 Amendments to Section 7.1(a) of the Credit Agreement. Clauses (i), (ii), and (iii) of Section 7.1(a) of the Credit Agreement shall be amended by replacing each reference to “$5,000,000” therein with a reference to “$20,000,000”.

1.7 Addition of new Section 8.21 of the Credit Agreement. The Credit Agreement shall be amended by adding a new Section 8.21 to Section 8 of the Credit Agreement in the appropriate numerical order as follows:

8.21 Anti-Corruption Laws and Sanctions. Each Borrower or Guarantor, their respective Subsidiaries and their respective officers and directors and, to the knowledge of such Borrower or Guarantor, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or Guarantor being designated as a Sanctioned Person. None of (a) any Borrower or Guarantor, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of any such Borrower or Guarantor or Subsidiary, any employee or agent of such Borrower or Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement or the other Financing Agreements will violate Anti-Corruption Laws or applicable Sanctions.

1.8 Amendment to Section 9.7(b)(N) of the Credit Agreement. Section 9.7(b)(N) of the Credit Agreement shall be amended by replacing the reference to “$2,000,000” therein with a reference to “$20,000,000”.

1.9 Amendment to Section 9.8(m) of the Credit Agreement. Section 9.8(m) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(m) other liens with respect to property or assets of any Borrower, Guarantor or Subsidiary; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such liens does not exceed $25,000,000 at any time outstanding;

1.10 Amendments to Section 9.9 of the Credit Agreement. Section 9.9 of the Credit Agreement shall be amended as follows:

(a) Paragraph (e) of Section 9.9 of the Credit Agreement shall be amended by replacing the reference to (i) “$20,000,000” therein with a reference to “$75,000,000” and (ii) “$250,000” therein with a reference to “$10,000,000”.

(b) Paragraph (i) of Section 9.9 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(i) unsecured Indebtedness of the Parent evidenced by Convertible Notes not to exceed $300,000,000 in aggregate principal amount; provided, that (i) after giving effect to the incurrence of such Indebtedness, no Event of Default shall have occurred or be continuing, (ii) the covenants governing such Indebtedness are not more restrictive than the covenants applicable to Borrowers and Guarantors set forth in this Agreement and the other Financing Agreements and (iii) such Indebtedness does not mature or require any scheduled payments of principal prior to ninety (90) days after the Maturity Date in effect on the date of such issuance;

(c) Paragraph (l) of Section 9.9 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(l) other Indebtedness of any Borrower, Guarantor or Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof, together with any refinancing Indebtedness in respect thereof, would not exceed $25,000,000;

(d) Paragraph (p) shall be amended by adding a reference to paragraph (l) of Section 9.9 of the Credit Agreement after each reference to paragraph (j) therein.

1.11 Amendment to Section 9.17 of the Credit Agreement. Section 9.17 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

9.17 Fixed Charge Coverage Ratio. During any Compliance Period, Borrowers and Guarantors will not permit the Fixed Charge Coverage Ratio as of the last day of any Test Period (including the last Test Period prior to the commencement of such Compliance Period for which financial statements for the month or fiscal year then ended, as applicable, have been (or have been required to be) delivered pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), as applicable), to be less than 1.00 to 1.00.

1.12 Amendments to Section 10.1 of the Credit Agreement. Section 10.1 of the Credit Agreement shall be amended as follows:

(a) Paragraph (a) of Section 10.1 of the Credit Agreement shall be amended by amending and restating clause (iii) thereof in its entirety to read in full as follows:

(iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above and Section 10.1(m) below and such failure shall continue unremedied for thirty (30) Business Days after the earlier of (A) notice thereof from the Agent or (B) any Borrower’s or Guarantor’s knowledge of such breach;

(b) Paragraph (b) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(b) any representation or warranty made by any Borrower or Guarantor to Agent or any Secured Party in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) Paragraph (d) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $5,000,000 in the aggregate (to the extent not covered by insurance) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor which would result in a Material Adverse Effect;

(d) Paragraph (e) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(e) [Reserved];

(e) Paragraph (g) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any

Borrower or Guarantor or all or any substantial part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or Guarantor by corporate action shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(f) Paragraph (h) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any substantial part of its property;

(g) Paragraph (i) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(i) any default in respect of any Indebtedness of any Borrower or Guarantor, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto; provided that (x) this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and (y) any such default is unremedied and is not waived by the holders of such Indebtedness prior to any termination of all of the Revolving Commitments and acceleration of all of the Loans pursuant to this Section 10.1;

(h) Paragraph (m) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(m) fails at any time to comply with Section 6.7(b) of this Agreement;

(i) Paragraph (o) of Section 10.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(o) [Reserved]; or

1.13 Replacement of Schedule 1 and Schedule 8.12. Schedule 1 and Schedule 8.12 to the Credit Agreement are hereby replaced in their entirety with Schedule 1 (Maximum Credit and Revolving Commitments) and Schedule 8.12 (Affiliates and Subsidiaries, etc.) attached hereto and Schedule 1 (Maximum Credit and Revolving Commitments) and Schedule 8.12 (Affiliates and Subsidiaries, etc.) attached hereto shall be deemed to be attached as Schedule 1 and Schedule 8.12 (in each case after giving effect to this Fourth Amendment) to the Credit Agreement as of the Fourth Amendment Effective Date.

Section 2. Conditions Precedent to Amendment. This Fourth Amendment shall be effective as of the Fourth Amendment Effective Date when the following conditions precedent have been satisfied:

2.1 Counterparts. Agent shall have been provided with executed counterparts of this Fourth Amendment duly executed and delivered by the Borrowers, the Guarantors and the Lenders.

2.2 Officer’s Certificates. Agent shall have received (a) a certificate of each Borrower and each Guarantor, dated as of the Fourth Amendment Effective Date and executed by its Secretary, Assistant Secretary or other appropriate officer, which shall (i) certify the resolutions of its Board of Directors, members or other governing body authorizing the execution, delivery and performance of this Fourth Amendment, (ii) identify by name and title and bear the signatures of the financial officers and any other officers of such Borrower or Guarantor authorized to sign this Fourth Amendment, and (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization or equivalent constitutional documents of each Borrower and Guarantor certified by the relevant authority of the jurisdiction of organization of such Borrower or Guarantor where relevant and a true and correct copy of its bylaws or operating, management or partnership agreement, and (b) a good standing certificate or equivalent certification for each Borrower and Guarantor from its jurisdiction of organization.

2.3 Approvals. All governmental and third party approvals, if any, necessary in connection with the Fourth Amendment (including equity interest holder approvals, if any) shall have been obtained on terms reasonably satisfactory to Agent and shall be in full force and effect.

2.4 Capital Structure. The corporate structure, capital structure, other debt instruments, and governing and constitutional documents of the Borrowers, the Guarantors and their respective Subsidiaries, are as set forth under, and permitted by, the Credit Agreement (prior to the Fourth Amendment Effective Date) or shall be reasonably satisfactory to Agent.

2.5 Legal and Regulatory Matters. All legal (including tax implications) and regulatory matters shall be reasonably satisfactory to Agent, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

2.6 Information Certificate. Agent shall have received an Information Certificate with respect to each of the Borrowers, the Guarantors and their Subsidiaries.

2.7 Absence of Injunction. Absence of injunction or temporary restraining order which, in the judgment of Agent would prohibit the making of any Loans under the Credit Agreement.

2.8 Closing and Solvency Certificate. Agent shall have received a closing and solvency certificate from a financial officer of Administrative Borrower (i) certifying to and documenting the solvency of the Borrowers, the Guarantors and their respective Subsidiaries after giving effect to this Fourth Amendment and the transactions contemplated hereby, (ii) stating that no Default has occurred and is continuing as of the date hereof, and (iii) stating that the representations and warranties of each Borrower and each Guarantor contained in the Financing Agreements is true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties shall be true and correct in all material respects as of such date, and that any representation or warranty which shall be subject to any materiality qualifier is true and correct in all respects).

2.9 Opinions of Counsel. Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel to the Borrowers and Guarantors with respect to this Fourth Amendment and the other Financing Agreements.

2.10 Lender Fees. The Borrowers shall have paid to each Lender a non-refundable upfront fee as more particularly described in the Fee Letter (as amended hereby).

2.11 Fees and Expenses. The Borrowers and Guarantors shall have paid or reimbursed Agent for all out-of-pocket and documented costs, fees and expenses incurred by Agent in connection with this Fourth Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Vinson & Elkins LLP, counsel to Agent.

2.12 No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any Borrower or any Guarantor.

2.13 Representations and Warranties. (a) The representations and warranties of each Borrower and each Guarantor contained in the Credit Agreement and the other Financing Agreements shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct in all material respects as of such date) and (b) the representations and warranties of each Borrower and each Guarantor contained in Section 3 of this Fourth Amendment shall be true and correct on and as of the Fourth Amendment Effective Date.

2.14 Absence of Defaults. No Default or Event of Default shall exist.

Section 3. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Fourth Amendment, the Borrowers and each Guarantor hereby jointly and severally represent and warrant to Agent and the Lenders that:

3.1 Accuracy of Representations and Warranties. Immediately after giving effect to the amendments in Section 1, each of the representations and warranties of each

Borrower and each Guarantor contained in the Financing Agreements is true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties shall be true and correct in all material respects as of such date, and that any representation or warranty which shall be subject to any materiality qualifier is true and correct in all respects).

3.2 Due Authorization, No Conflicts. The execution, delivery and performance by the Borrowers and the Guarantors of this Fourth Amendment are within the Borrowers’ and the Guarantors’ corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrowers or the Guarantors, or result in the creation or imposition of any lien upon any of the assets of the Borrowers or the Guarantors except for liens and other encumbrances permitted under Section 9.8 of the Credit Agreement.

3.3 Validity and Binding Effect. This Fourth Amendment constitutes the valid and binding obligations of the Borrowers and the Guarantors enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

3.4 Absence of Defaults. Neither a Default nor an Event of Default has occurred which is continuing.

Section 4. Miscellaneous.

4.1 Reaffirmation of Financing Agreements; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Financing Agreements shall, except as amended hereby, remain in full force and effect. The Borrowers and the Guarantors hereby extend the liens securing the Obligations until the Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Obligations or the liens securing payment and performance thereof, all of which are ratified and confirmed. No Borrower or Guarantor has any defense to payment, counterclaim or rights of set-off with respect to the Obligations on the date hereof.

4.2 Parties in Interest. All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Counterparts. This Fourth Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Fourth Amendment until this Fourth Amendment has been executed by each Borrower, each Guarantor and the Required Lenders at which time this Fourth Amendment shall be binding on, enforceable against and inure to the benefit of the Borrowers, the Guarantors and all Lenders. Counterparts delivered by facsimile or other electronic transmission shall be effective as originals.

4.4 COMPLETE AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.5 Headings. The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.

4.6 No Implied Waivers. No failure or delay on the part of Agent or the Lenders in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Fourth Amendment, the Credit Agreement or any other Financing Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Fourth Amendment, the Credit Agreement or any other Financing Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Financing Agreements and applicable law.

4.7 Review and Construction of Documents. Each Borrower and each Guarantor hereby acknowledges, and represents and warrants to Agent and the Lenders, that (a) such Borrower or Guarantor, as applicable, has had the opportunity to consult with legal counsel of its own choice and have been afforded an opportunity to review this Fourth Amendment with its legal counsel, (b) such Borrower or such Guarantor, as applicable, has reviewed this Fourth Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Borrower or such Guarantor, as applicable, has executed this Fourth Amendment of its own free will and volition, and (d) this Fourth Amendment shall be construed as if jointly drafted by the Borrowers, the Guarantors and the Lenders. The recitals contained in this Fourth Amendment shall be construed to be part of the operative terms and provisions of this Fourth Amendment.

4.8 Arms-Length/Good Faith. This Fourth Amendment has been negotiated at arms-length and in good faith by the parties hereto.

4.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

4.10 Fees and Expenses. The Borrowers and Guarantors agree to pay or reimburse Agent for all reasonable and documented out-of-pocket costs and expenses incurred by Agent in connection with this Fourth Amendment, including, without limitation, the reasonable fees, disbursements and other charges of one counsel to Agent in connection with this Fourth Amendment.

4.11 Severability. In case any one or more of the provisions contained in this Fourth Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Fourth Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.12 Further Assurances. Each Borrower and each Guarantor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by Agent or the Lenders as necessary or advisable to carry out the intents and purposes of this Fourth Amendment.

4.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT, ANY OTHER FINANCING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FOURTH AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.14 Governing Law. This Fourth Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

4.15 Effectiveness. This Fourth Amendment shall be effective automatically and without necessity of any further action by any Borrower, any Guarantor, Agent or the Lenders when counterparts hereof have been executed by each Borrower, each Guarantor and the Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWERS:

VITAMIN SHOPPE INDUSTRIES INC., a New York corporation

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE MARINER, INC., a Delaware corporation

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE GLOBAL, INC., a Delaware corporation

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

VS HERCULES LLC, a Delaware limited liability company

By:	Vitamin Shoppe Industries Inc., as its sole member

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – VITAMIN SHOPPE INDUSTRIES INC.]

FDC VITAMINS, LLC, a Delaware limited liability company

By:	VS Hercules LLC, as its sole member
By:	Vitamin Shoppe Industries Inc., as sole member of VS Hercules LLC

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

BETANCOURT SPORTS NUTRITION, LLC, a Florida limited liability company

By:	FDC Vitamins, LLC, as its sole member
By:	VS Hercules LLC, as sole member of FDC Vitamins, LLC
By:	Vitamin Shoppe Industries Inc., as sole member of VS Hercules LLC

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice Financial Officer President and Chief

VITAMIN SHOPPE PROCUREMENT SERVICES, INC., a Delaware corporation

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – VITAMIN SHOPPE INDUSTRIES INC.]

GUARANTOR:

VITAMIN SHOPPE, INC.

By:	/s/ Brenda Galgano
Name:	Brenda Galgano
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – VITAMIN SHOPPE INDUSTRIES INC.]

JPMORGAN CHASE BANK, N.A., individually, as Agent, the Issuing Bank and a Lender

By:	/s/ Daniel J. Stampfel
Name:	Daniel J. Stampfel
Title:	Authorized Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – VITAMIN SHOPPE INDUSTRIES INC.]

SCHEDULE 1

MAXIMUM CREDIT AND REVOLVING COMMITMENTS

(AS OF THE FOURTH AMENDMENT EFFECTIVE DATE)

Lender	Maximum Credit	Revolving Commitment
JPMorgan Chase Bank, N.A.	$150,000,000	$90,000,000
Total	$150,000,000	$90,000,000

Schedule 1

Schedule 8.12

Affiliates and Subsidiaries

Subsidiaries:

Borrower/Guarantor	Subsidiaries	Jurisdiction of Incorporation	Percentage of Ownership
Vitamin Shoppe, Inc.	Vitamin Shoppe Industries Inc.	New York	100%
Vitamin Shoppe Industries Inc.	Vitamin Shoppe Mariner, Inc.	Delaware	100%
	Vitamin Shoppe Global, Inc.	Delaware	100%
	Vitapath Canada Limited	Ontario	100%
	VS Hercules LLC	Delaware	100%
	Vitamin Shoppe Procurement Services, Inc.	Delaware	100%
Vitamin Shoppe Mariner, Inc.	None	N/A	N/A
Vitamin Shoppe Global, Inc.	None	N/A	N/A
VS Hercules LLC	FDC Vitamins, LLC	Delaware	100%
FDC Vitamins, LLC	Betancourt Sports Nutrition, LLC	Florida	100%
Vitamin Shoppe Procurement Services, Inc.	None	N/A	N/A

Joint Ventures:

None.

Partnerships:

None.

Schedule 8.12